Exhibit 99.2

Fourth Quarter and Full Year 2006 Results February 8, 2007

Important Disclosure This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, assumptions and projections about NAVTEQ at the time that the statements are made. Such statements may include, but are not limited to, expectations of future operating results. The forward-looking statements are subject to certain risks and uncertainties that may cause the actual results to differ materially from our past performance and our current expectations and projections. For a discussion of these risks and factors that may affect future performance, please review the reports filed by NAVTEQ with the SEC; in particular, note the risk factors set forth under "Item 1A. Risk Factors" in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and "Item 1A. Risk Factors" in the Company's Quarterly Report on Form 10-Q for the quarter ended July 2, 2006. NAVTEQ disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Additional Disclosure A Registration Statement on Form S-4, containing a proxy statement/prospectus of NAVTEQ and Traffic.com relating to the proposed merger of NAVTEQ and Traffic.com was declared effective by the SEC on February 1, 2007. The definitive proxy statement/prospectus has been sent to security holders of Traffic.com seeking their approval of the proposed merger. Investors and security holders are urged to read carefully the definitive proxy statement/prospectus and any other relevant documents filed by either party with the SEC before making any voting or investment decision because they will contain important information regarding NAVTEQ, Traffic.com and the proposed merger. The documents filed with the SEC by NAVTEQ may be obtained free of charge from NAVTEQ’s website at www.navteq.com or by directing a request to NAVTEQ Corporation, 222 Merchandise Mart, Suite 900, Chicago, Illinois 60654, Attention: Investor Relations, telephone: (312) 894-7500. The documents filed with the SEC by Traffic.com may be obtained free of charge from Traffic.com’s website at www.traffic.com or by directing a request to Traffic.com, Inc., 851 Duportail Road, Wayne, Pennsylvania, 19087, Attention: Investor Relations, telephone: (610) 725-9700. The documents filed by NAVTEQ and Traffic.com are also available free of charge from the SEC’s website at www.sec.gov. NAVTEQ, Traffic.com and their respective executive officers, directors and other employees may be deemed to be participants in the solicitation of proxies from stockholders of Traffic.com in favor of the proposed merger. Information about the executive officers, directors and other employees of NAVTEQ and Traffic.com and their direct and indirect interests, by security holdings or otherwise, in the merger are described in the definitive proxy statement/prospectus. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of the securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contents Q4/FY06 Results & Business Update Judson Green Detailed Q4/FY06 Results & Metrics Dave Mullen FY07 Guidance Dave Mullen Closing Remarks Judson Green Appendix

Q4 & FY06 Results Overview FY06 Net Cash from Operating Activities was $140.0 million Cash and marketable securities of $322.5 million at 12/31/06 Revenue and operating income set new quarterly records Q4 revenue grew 24% vs. 4Q05 Excl. distribution, Q4 revenue up 30% vs. 4Q05 FY06 revenue grew 17% vs. FY05 Excl. distribution, FY06 revenue up 23% vs. FY05 Effective cost management program improved 2H06 operating income ($ in millions, FY2006 FY2006 except per share data) Q4 YEAR Revenue 180.7 $ 581.6 $ Costs & Expenses (117.9) (427.9) 62.8 153.7 Other Income 3.0 10.2 65.8 163.9 Tax Expense (22.8) (54.5) Cumul Effect Chg in Acctg - 0.5 42.9 $ 110.0 $ Diluted EPS (as reported) 0.45 $ 1.15 $ Net Income Pre-Tax Income Operating Income

Business Update — Revenue By Geographic Region Europe, Middle East & Africa (EMEA) Q4 revenue grew 34% vs. 4Q05 FY06 revenue grew 14% vs. FY05 Americas Q4 revenue grew 17% vs. 4Q05 FY06 revenue grew 25% vs. FY05 Asia-Pacific Q4 revenue of $0.8 million (vs. $4.5 million in 4Q05) 4Q06 Americas 37% Asia-Pacific 0.4% EMEA 63%

In-Dash — Industry Map Units & Penetration Rates WESTERN EUROPE – 2006 Manufacturer Adoption: 82% Industry Penetration: 14% Note: Includes initial units bundled with new OEM factory installed and aftermarket systems. Excludes all map updates, additional regions, and PNDs sold through auto dealer channel. “Adoption” defined as % of vehicle sold with navigation offered. “Penetration” defined as % of vehicles sold equipped with navigation. Source: NAVTEQ estimates and Global Insight car sales data. NORTH AMERICA – 2006 Manufacturer Adoption: 51% Industry Penetration: 8% (Units in millions) 1.1 1.2 1.5 1.9 2.1 2.2 6.3% 7.7% 9.5% 11.7% 13.1% 13.6% 2001 2002 2003 2004 2005 2006 0.3 0.4 0.6 0.9 1.2 1.5 1.5% 2.0% 3.3% 4.9% 6.7% 8.4% 2001 2002 2003 2004 2005 2006

Business Update — In-Dash Europe in-dash business showed modest improvement in Q4 More meaningful contribution from RPM (map update program) Q4 car sales up 3% overall, but luxury car sales mixed OEM adoption at 82% in 2006; considered ‘fully adopted’ at current system prices Better than expected take rate and penetration in mid-priced, non-luxury “C” segment North America in-dash business again faced challenging car sales environment Difficult comparison with much stronger OEM promotional activity in 4Q05 Q4 car sales up 1% overall with modest SUV recovery Mix of car sales generally favored vehicles with lower navigation take rates Compared to 4Q05: SUVs up 9% Mid/Full-size/Luxury SUVs up 0.5% Compact SUVs up 34% Minivans & pickups down 9% Luxury cars down 11% Small & mid-size cars up 8% 6 new models began offering in-dash navigation in Q4 Source: Global Insight car sales data and NAVTEQ estimates.

Business Update — Portable Device

- European portable device category grew robustly in Q4 and for 2006
  - Mass merchandisers grew their presence in the category
  - Recognized first revenue from TomTom One Europe in Q4
  - Good Q4 performance from Garmin and Medion

- North American portable device category shipments up nearly threefold in 2006[1]
  - Big box retailers bringing more focus to space: higher quality displays, heavy promotion
  - Steadily falling retail prices for PNDs; many devices have fallen below $500, some below $300

(1) NAVTEQ estimate

NAVTEQ

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Business Update — Products & Services, Technology, Other Coverage Ended 2006 with 59 countries & territories Content ‘NAVTEQ Discover Cities’ Traffic ‘NAVTEQ Traffic Patterns’ New technology platform Sale of software-related assets to NAVIGON New corporate HQ in 2007

Acquisition Update The Map Network (TMN) Acquisition closed on December 15, 2006 TMN CEO Shane Green will continue to lead the unit No material impact to 2006 financial results Traffic.com On schedule Anticipate closing in early March

Q4 Revenue Analysis 4Q06 average USD/Euro rate of $1.292 vs. 4Q05 average rate ($1.188): increased revenue by $7.5 million and diluted EPS by $0.03 Onboard revenue represented 88% of total Distribution Services 13% of revenue 36% of total in-dash map units License fees for Top 10 customers declined an average of 9% Map Units (in thousands) 2006 2006 % CHANGE 2005 % CHANGE Q4 Q3 VS. 3Q06 Q4 VS. 4Q05 In-Dash 1,117 961 16% 974 15% Portable Device 2,740 1,656 65% 1,932 42% Total Map Units 3,857 2,617 47% 2,906 33% Note: Map units include initials, updates, additional regions, and all other maps used for route guidance.

FY06 Revenue Analysis FY06 average USD/Euro rate of $1.257 vs. FY05 average rate ($1.246): increased revenue by $5.2 million and diluted EPS by $0.01 Onboard revenue represented 89% of total Distribution Services 17% of revenue 41% of total in-dash map units Map Units (in thousands) 2006 2005 % CHANGE YEAR YEAR VS. 2005 In-Dash 4,060 3,638 12% Portable Device 6,881 4,229 63% Total Map Units 10,941 7,867 39% Note: Map units include initials, updates, additional regions, and all other maps used for route guidance.

Q4 Operating Expense Analysis Total operating expenses Up 13% vs. 4Q05 Up 6% excl. FX Up 12% vs. 3Q06 Database Creation & Distribution costs Up 15% vs. 4Q05 Up 8% excl. FX Up 12% vs. 3Q06 SG&A expense Up 8% vs. 4Q05 Up 2% excl. FX Up 12% vs. 3Q06 Operating Expenses 4Q06 Distribution & Direct Costs 18% SG&A Expenses 34% Database Creation 48%

FY06 Operating Expense Analysis Total operating expenses Up 18% vs. FY05 Up 17% excl. FX Database Creation & Distribution costs Up 17% vs. FY05 Up 15% excl. FX SG&A expense Up 21% vs. FY05 Up 20% excl. FX Operating Expenses FY06 SG&A Expenses 36% Database Creation 44% Distribution & Direct Costs 20%

Additional Q4/FY06 Operating Expense and Profitability Data Stock-based compensation expense: Q4: $3.3 million Stock option portion: $1.8 million FY06: $14.5 million Stock option portion: $8.3 million Operating margin: Q4: 34.8% FY06: 26.4% Pretax margin: Q4: 36.4% FY06: 28.2% Effective tax rate: Q4: 34.7% FY06: 33.2% 0% 5% 10% 15% 20% 25% 30% 35% 40% 4Q05 1Q06 2Q06 3Q06 4Q06 Pretax Margin

2007 Guidance The following forward-looking statements reflect NAVTEQ management’s expectations as of February 8, 2007. For the fiscal year 2007, NAVTEQ expects: Revenue: $720M to $750M Diluted EPS: $1.20 to $1.26 Key assumptions and projections: effective worldwide tax rate of approximately 29% average annual U.S. Dollar/Euro exchange rate of $1.27 average diluted shares outstanding of approximately 100M stock-based compensation expense of approximately $18M additional rent expense of $3.5 million related to move of corporate HQ (non-cash) The Map Network acquisition and pending acquisition of Traffic.com expected to contribute aggregate revenue of approximately $60M and reduce EPS by approximately $0.25 on a standalone basis* NAVTEQ expects fixed asset capital expenditures of approximately $60 million in 2007. The significant increase is primarily due to: leasehold improvements related to the move to a new corporate headquarters in the Chicago area during the second half of the year**, and ten months of Traffic.com capital spending (approximately $15M) *Assumes early March closing date for the pending Traffic.com acquisition. **The vast majority of these improvements will be reimbursed by our new landlord; however, accounting rules dictate that the company record that reimbursement as an offset to rent expense over the life of the lease, rather than as an offset to capital expenditures.

Closing Remarks 2006 was a year of great progress Won multiple next-generation OEM platform decisions Increased business with leaders in PND Implemented a new technology platform Enhanced map quality, added new content, and expanded global coverage and significant challenges Poor car sales environment in the U.S. PND launch delays in Europe but we adjusted our 2H06 spending and achieved improved financial results Critical factors in achieving 2007 guidance Car sales trends in Europe and North America Consumer appetite for portable devices Contributions from emerging areas Foreign exchange fluctuation Acquisition performance

Appendix

Key Financial and Other Metrics

($ in millions, except where indicated)

	2005A 4Q	2005A YEAR	2006A 1Q	2006A 2Q	2006A 3Q	2006A 4Q	2006A YEAR
Average USD/Euro FX rate	$1.189	$1.246	$1.202	$1.260	$1.275	$1.292	$1.257
Days in the period	97	365	92	91	91	91	365
Revenue	$ 146.0	$ 496.5	$ 122.3	$ 135.9	$ 142.7	$ 180.7	$ 581.6
% Growth (vs. prior yr)	*22.7%*	*26.4%*	*16.8%*	*10.7%*	*16.0%*	*23.8%*	*17.1%*
% of Annual Total	*29.4%*	*100.0%*	*21.0%*	*23.4%*	*24.5%*	*31.1%*	*100.0%*
Operating Expenses	$ (104.4)	$ (362.3)	$ (101.6)	$ (102.8)	$ (105.6)	$ (117.9)	$ (427.9)
% Growth (vs. previous qtr)	*12.8%*	*NA*	*(2.7%)*	*1.2%*	*2.7%*	*11.6%*	*NA*
% of Annual Total	*28.8%*	*100.0%*	*23.7%*	*24.0%*	*24.7%*	*27.5%*	*100.0%*
Operating Income	$ 41.6	$ 134.3	$ 20.7	$ 33.1	$ 37.0	$ 62.8	$ 153.7
% Margin	*28.5%*	*27.0%*	*16.9%*	*24.4%*	*26.0%*	*34.8%*	*26.4%*
Net Income	$ 27.7	$ 170.8	$ 16.2	$ 23.8	$ 27.1	$ 42.9	$ 110.0
% Growth (vs. prior yr)	*79.3%*	*216.0%*	*(3.6%)*	*(5.9%)*	*(73.2%)*	*55.2%*	*(35.6%)*
% Margin	*19.0%*	*34.4%*	*13.2%*	*17.5%*	*19.0%*	*23.8%*	*18.9%*
Diluted EPS	$ 0.29	$ 1.81	$ 0.17	$ 0.25	$ 0.28	$ 0.45	$ 1.15
% Growth (vs. prior yr)	*75.2%*	*208.6%*	*(5.6%)*	*(7.8%)*	*(73.6%)*	*53.7%*	*(36.6%)*
% of Annual Total	*16.1%*	*100.0%*	*14.7%*	*21.6%*	*24.6%*	*39.0%*	*100.0%*
Net Cash From Operating Activities	$ 60.3	$ 137.8	$ 14.4	$ 38.0	$ 11.0	$ 76.6	$ 140.0
Revenue Metrics							
Total Map Units (000s)	2,906	7,867	1,991	2,476	2,617	3,857	10,941
In-Dash	974	3,638	957	1,026	961	1,117	4,060
Portable Device	1,932	4,229	1,035	1,450	1,656	2,740	6,881
Onboard Revenue as % of Total	89%	91%	88%	91%	88%	88%	89%
Distribution Revenue as % of Total	18%	20%	19%	18%	17%	13%	17%
Distribution Units as % of In-Dash Total	41%	44%	45%	42%	40%	36%	41%
EMEA	58%	60%	66%	61%	57%	51%	59%
Americas	25%	23%	18%	20%	22%	22%	21%

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2006 Revenue Breakdown By Geography By Data Delivery Method By Line of Business By Fee Type EMEA 62% Asia- Pacific 1% Americas 37% Onboard 89% Other 2% Offboard 9% In-Dash 62% Services & Other 4% Enter- prise 4% Internet & Wireless 5% Portable Device 25% Other 3% Distri- bution 17% Licensing 80%

Selected Quarterly Metrics $0 $50 $100 $150 $200 4Q05 1Q06 2Q06 3Q06 4Q06 Revenue (M) $0 $20 $40 $60 $80 4Q05 1Q06 2Q06 3Q06 4Q06 Net Cash From Operating Activities (M) 0 1,000 2,000 3,000 4,000 4Q05 1Q06 2Q06 3Q06 4Q06 Map Units (K)